UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 31, 2015

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On December 31, 2015, Visualant, Inc. (the “Company”) entered into amendments to two demand promissory notes, totaling $600,000, and a note payable for $200,000 related to the Umpqua Bank Business Loan Agreement with Mr. Erickson, our Chief Executive Officer and/or entities in which Mr. Erickson has a beneficial interest. The amendments extend the due date from December 31, 2015 to March 31, 2016 and continue to provide for interest of 3% per annum and a second lien on company assets if not repaid by March 31, 2016 or converted into convertible debentures or equity on terms acceptable to the Holder.

The foregoing description of the Amendment 5 to Demand Promissory Note, Amendment 6 to Demand Promissory Note and Amendment 7 to Demand Promissory Note is qualified in its entirety by reference to the Amendment 5 to Demand Promissory Note, Amendment 6 to Promissory Note and Amendment 7 to Demand Promissory Note, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 are incorporated by reference into this 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Amendment 5 to Demand Promissory Note dated December 31, 2015 by and between Visualant, Inc. and J3E2A2Z LP.

10.2	Amendment 6 to Demand Promissory Note dated December 31, 2015 by and between Visualant, Inc. and J3E2A2Z LP.

10.3	Amendment 7 to Demand Promissory Note dated December 31, 2015 by and between Visualant, Inc. and J3E2A2Z LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, CFO

January 4, 2016